AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 17, 2014
Registration No. 333

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________
FORM S-8
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933
_______________
THE GOLDFIELD CORPORATION
(Exact name of registrant as specified in its charter)
_______________

Delaware (State or other jurisdiction of incorporation or organization)	88-0031580 (I.R.S. Employer Identification No.)

1684 West Hibiscus Blvd., Melbourne, Florida 32901
(Address of principal executive offices, including zip code)
_______________
THE GOLDFIELD CORPORATION
2013 LONG-TERM INCENTIVE PLAN
(Full title of plan)
_______________

John H. Sottile Chairman of the Board, President and Chief Executive Officer THE GOLDFIELD CORPORATION 1684 West Hibiscus Blvd. Melbourne, Florida 32901 (321) 724-1700

(Name, address, including zip code, and telephone number,
including area code, of agent for service)
_______________
With a copy to:

David P. Bicks, Esq. Duane Morris LLP 1540 Broadway New York, New York 10036-4086 (212) 692-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.10 per share	1,250,000 shares	$2.295 (2)	$2,868,750 (2)	$333.35(2)

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.
(2)  Determined on the basis of the average of the high and low sale prices of the common stock as reported in the consolidated reporting system on December 11, 2014 solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
We incorporate by reference in this registration statement the following documents, which have been filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, other than any information we furnished, rather than filed, with the Securities and Exchange Commission pursuant to certain items of Form 8-K:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 26, 2014 (SEC File No. 1-7525);

•
Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 (filed on May 15, 2014), June 30, 2014 (filed on August 14, 2014) and September 30, 2014 (filed on November 12, 2014) (SEC File No. 1-7525);

•
Current Reports on Form 8-K filed on January 2, 2014, January 8, 2014, February 5, 2014, March 19, 2014, April 3, 2014, June 2, 2014, September 12, 2014, and December 5, 2014 (SEC File No. 1-7525); and

•
Description of our common stock, par value $0.10 per share, contained in Amendment No. 2, dated December 17, 2014 and filed on December 17, 2014, to our registration statement on Form 8-A, dated April 28, 1975, as amended by Amendment No. 1 thereto, dated June 9, 1975, and any further amendment or report filed for the purpose of updating such description.

All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, other than any information we furnish, rather than file, with the Securities and Exchange Commission pursuant to certain items of Form 8-K, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part hereof from the date of filing of such documents.   Any statement contained in a document incorporated or deemed to be incorporated by reference or deemed to be part of the registration statement shall be deemed to be modified or superseded for purposes of the registration statement to the extent that a statement contained in any other subsequently filed document that is or is deemed to be incorporated by reference or deemed to be part of the registration statement modifies or replaces such statement.  Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of the registration statement after the most recent effective date may modify or replace existing statements contained in the registration statement.  Any such statement so modified shall not be deemed in its unmodified form to constitute part of the registration statement for purposes of the Securities Act of 1933.  Any such statement so superseded shall not be deemed to constitute a part of the registration statement for purposes of the Securities Act of 1933.
Item 5. Interests of Named Experts and Counsel
The validity of the shares of common stock to be issued under this registration statement has been passed upon for us by Duane Morris LLP, New York, New York. David P. Bicks, Of Counsel to Duane Morris LLP, is a director of The Goldfield Corporation and as of December 17, 2014 owned 10,000 shares of common stock.
The consolidated balance sheets of The Goldfield Corporation and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of income, cash flows and stockholders’ equity for the years then ended, included in our Annual Report on Form 10-K for the year ended December 31,

2013, incorporated by reference in this registration statement have been so incorporated in reliance on the report of KPMG LLP, independent registered public accountants, given on the authority of said firm as experts in auditing and accounting.
Item 6. Indemnification of Directors and Officers
Article SEVENTH of our Restated Certificate of Incorporation provides that we shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom we may indemnify pursuant thereto.
Our Amended and Restated By-Laws include the following provisions:
Article XIII    Indemnification
Section 1. General. The Company shall indemnify to the full extent authorized or permitted by law (as now or hereinafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director, officer, employee or other agent of the Company or by reason of the fact that such director, officer, employee or other agent, at the request of the Company, is or was serving any other company, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. No amendment or repeal of this Section 1 shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.
Section 2. Procedure. Any indemnification under Section 1 of this Article (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct as defined by applicable law. Such determination shall be made by either (i) the Board by a majority vote of a quorum of directors who are not party to such action, suit or proceeding or (ii) an independent legal counsel as set forth in a written opinion (it being understood that such independent legal counsel shall make such determination only if the quorum of directors referred to in clause (i) above is not obtainable or if the Board by a majority vote of a quorum of directors who are not party to such action, suit or proceeding so directs).
Section 3. Expenses. The expenses incurred by a director, officer, employee or other agent of the Company in any action, suit or proceeding shall be paid promptly by the Company in advance of the final disposition of the action, suit or proceeding at the written request of the director, officer, employee or other agent of the Company to the fullest extent permitted by applicable law as it presently exists or hereinafter amended; provided, however, that the director, officer, employee or other agent of the Company shall set forth in such request reasonable evidence that such expenses have been incurred by the director, officer, employee or other agent of the Company in connection with such action, suit or proceeding, a statement that such expenses are permissible under the standards set forth under applicable law and an undertaking in writing to repay any advances if it is ultimately determined that the director, officer, employee or other agent is not entitled to indemnification under these By-Laws. Advances of expenses shall be made without regard to the ability to repay the advances. An indemnitee's obligation to repay the Company for advances shall be unsecured and no interest shall be charged thereon.
Section 4. Insurance. The Company may, but shall have no obligation to do so, purchase and maintain insurance on behalf of any person who is or was a director, officer,

employee, or other agent of the Company, or is serving at the request of the Company as a director, officer, employee, or agent of another Company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of law.
Section 5. Exclusivity. The rights and authority conferred in this article shall not be exclusive of any other right which any person may otherwise have or hereafter acquire under any statute, provision of the Certificate of Incorporation or By-Laws of the Company, agreement, vote of stockholders or disinterested directors or otherwise.
Section 145 of the DGCL provides for indemnification of our directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933.
In addition, we have entered into indemnification agreements with our directors and certain officers to provide for indemnification to the fullest extent permitted by applicable Delaware law, as it presently exists or may be amended, for all indemnifiable amounts (including fees, expenses, judgments, fines, interest, penalties, settlements and taxes), arising out of or resulting from any threatened, pending or completed legal action or proceeding relating to the person’s service as a director, officer, employee or agent of The Goldfield Corporation or our subsidiaries.
We also have in force and effect a policy insuring our directors and officers against losses which they or any of them shall become legally obligated to pay for by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by the directors and officers in the discharge of their duties, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers, such coverage being limited by the specific terms and provisions of the insurance policy.
Item 8. Exhibits

*4-1
Restated Certificate of Incorporation of the Company, as amended, is hereby incorporated by reference to Exhibit 3-1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 1987, filed on March 29, 1988 (File No. 1-7525)

*4-2
Amended and Restated By-Laws of the Company are hereby incorporated by reference to Exhibit 3-1 of the Company’s Current Report on Form 8-K dated December 11, 2007, filed on December 17, 2007 (File No. 1-7525)

*4-3	The Goldfield Corporation 2013 Long-Term Incentive Plan, is hereby incorporated by reference to Exhibit A to the Company's Schedule 14A, dated April 29, 2013, filed on April 29, 2013 (File No. 1-7525)
**5	Opinion of Duane Morris LLP
**23-1	Consent of KPMG LLP
**23-2	Consent of Duane Morris LLP (included in the opinion filed as Exhibit 5 hereto)
**24	Power of Attorney (included on the signature page of this registration statement)
_____________
*Previously filed and incorporated herein by reference.
**Filed herewith

Item 9. Undertakings
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY
The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Melbourne, state of Florida, on the 17th day of December 2014.

THE GOLDFIELD CORPORATION

By:	/s/ John H. Sottile
Chairman of the Board, President and
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Each person whose signature appears below hereby appoints and constitutes John H. Sottile as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute in the name and on behalf of such person any amendment to this registration statement (including any post-effective amendment) and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this registration statement as the person so acting deems appropriate, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ John H. Sottile	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	12/17/2014
John H. Sottile

/s/ Stephen R. Wherry	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)	12/17/2014
Stephen R. Wherry

/s/ David P. Bicks	Director	12/17/2014
David P. Bicks

/s/ Harvey C. Eads, Jr.	Director	12/17/2014
Harvey C. Eads, Jr.

/s/ John P. Fazzini	Director	12/17/2014
John P. Fazzini

/s/ Danforth E. Leitner	Director	12/17/2014
Danforth E. Leitner

EXHIBIT INDEX

Exhibit	Description of Exhibit
*4-1
Restated Certificate of Incorporation of the Company, as amended, is hereby incorporated by reference to Exhibit 3-1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 1987, filed on March 29, 1988 (File No. 1-7525)

*4-2
Amended and Restated By-Laws of the Company are hereby incorporated by reference to Exhibit 3-1 of the Company’s Current Report on Form 8-K dated December 11, 2007, filed on December 17, 2007 (File No. 1-7525)

*4-3	The Goldfield Corporation 2013 Long-Term Incentive Plan is hereby incorporated by reference to Exhibit A to the Company's Schedule 14A, dated April 29, 2013, filed on April 29, 2013 (File No. 1-7525)
**5	Opinion of Duane Morris LLP
**23-1	Consent of KPMG LLP
**23-2	Consent of Duane Morris LLP (included in the opinion filed as Exhibit 5 hereto)
**24	Power of Attorney (included on the signature page of this registration statement)
____________
*Previously filed and incorporated herein by reference
**Filed herewith